UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2014

PINNACLE ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13641	95-3667491
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3980 Howard Hughes Parkway, Las Vegas, Nevada		89169
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, including area code: (702) 541-7777

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On August 18, 2014, Pinnacle Entertainment, Inc. (the “Company”) entered into a new employment agreement with Anthony M. Sanfilippo, the Company’s Chief Executive Officer and member of the Board of Directors (the “Employment Agreement”). The Employment Agreement replaces and supersedes the current employment agreement between the Company and Mr. Sanfilippo.

The Employment Agreement provides that, as the Company’s Chief Executive Officer, Mr. Sanfilippo will earn an annual base salary of $1.2 million, which is the same salary as under his current employment agreement. Mr. Sanfilippo is also entitled to earn bonuses with respect to each year of the term up to not less than 200% of his annual salary with a targeted bonus of not less than 100% of his annual salary based upon meeting performance targets developed by the Compensation Committee (the “Committee”) of the Company’s Board of Directors (the “Board”). In some circumstances, a portion of the annual bonus may be paid in restricted stock units or other equity awards. Mr. Sanfilippo may also receive special bonuses in addition to his annual bonus eligibility at the discretion of the Board or the Committee. Mr. Sanfilippo shall not receive any compensation for services as a member of the Board.

In connection with the Employment Agreement, Mr. Sanfilippo received a grant of 100,000 restricted stock units that vest 100% on the third anniversary of the date of the employment agreement (the “Retention RSU’s”). Mr. Sanfilippo also received a grant of a non-qualified stock option covering 50,000 shares of the Company’s common stock, of which 50% vests on the fourth anniversary of the date of the Employment Agreement and 50% vests on the fifth anniversary of the date of the Employment Agreement (the “Retention Options”).

The Employment Agreement provides for an initial term ending August 31, 2019; provided that commencing on April 30, 2019 and as of April 30 of each year thereafter (each a “Renewal Date”), the Employment Agreement will automatically renew for successive one-year periods, unless notice of non-renewal is provided in writing by either party at least one hundred and twenty days (120) days before the Renewal Date.

If Mr. Sanfilippo’s employment terminates, Mr. Sanfilippo would receive all accrued but unpaid base salary, any compensation previously voluntarily deferred by Mr. Sanfilippo payable in accordance with the provisions of the applicable deferred compensation plan and in accordance with his election under such plan, and, except in the case of dismissal for “cause” (as defined in the Employment Agreement), an annual bonus for the year of termination based on the actual financial results for the full year in which the termination occurred, prorated for the portion of the year before the termination.

If Mr. Sanfilippo’s employment is terminated by the Company without cause or by Mr. Sanfilippo for “good reason” (as defined in the Employment Agreement) other than at the time of or within 24 months following a “change of control” (as defined in the Employment Agreement), Mr. Sanfilippo would be entitled to certain payments equal to 150% of the sum of his annual base salary then in effect and the total dollar value of the average annual bonus (whether paid in cash, in the form of equity or a combination thereof) paid to Mr. Sanfilippo in the three years prior to termination. The salary component would be paid in monthly installments over 18 months, and the bonus component would be paid in cash in two equal annual installments on the first and second anniversaries of the termination of employment. Mr. Sanfilippo would also be entitled to receive continuation of health benefits coverage for Mr. Sanfilippo and his dependents and disability insurance coverage for Mr. Sanfilippo for up to 24 months following termination. In addition, with respect to all outstanding equity awards that do not contain performance-based vesting conditions, the portion that would have become vested and/or exercisable during the eighteen months following the date of termination shall continue to vest as if Mr. Sanfilippo’s employment had not terminated, except that, with respect to the Retention RSU’s, if the date of termination is prior to the third anniversary of the date of the Employment Agreement, then a prorated portion of the Retention RSU’s would immediately vest based on the number of days from the date of the Employment Agreement up to but not including the date of termination, divided by 1,096. With respect to any outstanding performance-based equity awards, Mr. Sanfilippo shall be entitled to participate in such performance-based awards on a pro-rata basis at the end of the applicable performance period (with such determination to be based on actual performance through the applicable performance period), and such pro-rata portion shall include the number of full months employed by Mr. Sanfilippo during the applicable performance period plus eighteen months of continued accrual service credit following the date of termination of employment (or if shorter, through the end of the performance period).

If Mr. Sanfilippo’s employment is terminated by the Company without cause or by Mr. Sanfilippo for “good reason” at the time of or within 24 months after a “change of control” (as such terms are defined in the Employment Agreement), Mr. Sanfilippo would be entitled to a lump sum payment of 200% of the sum of his annual base salary then in effect and the target bonus for the year of termination. Mr. Sanfilippo would also be entitled to receive continuation of health benefits coverage for Mr. Sanfilippo and his dependents and disability insurance coverage for Mr. Sanfilippo for up to 24 months following termination. In addition, all outstanding equity awards shall immediately become vested and may be exercised and all performance-based equity awards shall be considered to be earned at target levels and payable as of the date of termination of employment.

If Mr. Sanfilippo dies or the Company terminates his employment due to “disability” (as defined in the Employment Agreement), Mr. Sanfilippo would be entitled to receive continuation of health benefits coverage for Mr. Sanfilippo and his dependents and disability insurance coverage for Mr. Sanfilippo for up to 24 months following termination. In addition, with respect to all outstanding equity awards that do not contain performance-based vesting conditions, such equity awards shall immediately become fully vested and exercisable. With respect to any outstanding performance-based equity awards, all such performance-based awards shall continue to vest and/or be paid on the schedule set forth in the applicable award agreement as if Mr. Sanfilippo’s employment had not terminated.

Notwithstanding anything contained in any award agreement or plan to the contrary, all of Mr. Sanfilippo’s vested equity awards that contain exercise periods will terminate on the earlier of (a) the expiration of their stated terms or (b) two (2) years after the termination of his employment with the Company, regardless of the cause of such termination, except that, (x) in the event of Mr. Sanfilippo’s termination of his employment without “good reason,” all vested equity awards will terminate on the earlier of the expiration of the stated term or eighteen (18) months after the termination and (y) in the event of a termination for “cause,” all vested equity awards will terminate on the earlier of the expiration of the stated term or thirty (30) days after the termination.

Any payment on account of termination of Mr. Sanfilippo which is deemed to be “deferred compensation” under Internal Revenue Code Section 409A will be delayed for six months after the termination of employment, except in the case of Mr. Sanfilippo’s death.

Certain non-competition, no-hire-away, and non-solicitation covenants apply to Mr. Sanfilippo for specified periods following the termination of his employment under certain circumstances.

On August 18, 2014, the Company and Mr. Sanfilippo entered into a Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement relating to the Retention RSU’s and a Stock Option Grant Notice and Stock Option Agreement relating to the Retention Options.

The foregoing descriptions of the Employment Agreement, the Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement and the Stock Option Grant Notice and Stock Option Agreement do not purport to be complete and are qualified in their entirety by reference to the Employment Agreement, the Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement and the Stock Option Grant Notice and Stock Option Agreement which are attached as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.

Item 9.01.	Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Description

Exhibit 10.1	Employment Agreement, dated as of August 18, 2014, between Pinnacle Entertainment, Inc. and Anthony M. Sanfilippo.

Exhibit 10.2	Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement, dated as of August 18, 2014, between Pinnacle Entertainment, Inc. and Anthony M. Sanfilippo.

Exhibit 10.3	Stock Option Grant Notice and Stock Option Agreement, dated as of August 18, 2014, between Pinnacle Entertainment, Inc. and Anthony M. Sanfilippo.

SIGNATURES

Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE ENTERTAINMENT, INC.
(Registrant)

Date: August 21, 2014	By:	/s/ Elliot D. Hoops
Elliot D. Hoops
Vice President and Legal Counsel

INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 10.1	Employment Agreement, dated as of August 18, 2014, between Pinnacle Entertainment, Inc. and Anthony M. Sanfilippo.

Exhibit 10.2	Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement, dated as of August 18, 2014, between Pinnacle Entertainment, Inc. and Anthony M. Sanfilippo.

Exhibit 10.3	Stock Option Grant Notice and Stock Option Agreement, dated as of August 18, 2014, between Pinnacle Entertainment, Inc. and Anthony M. Sanfilippo.